Exhibit 1.1

Execution Version

Underwriting Agreement

August 18, 2020

BofA Securities, Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters listed

in Schedule 1 hereto

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

and

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

and

c/o Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Roper Technologies, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $300,000,000 aggregate principal amount of its 0.450% Senior Notes due 2022 (the “2022 Notes”), $700,000,000 aggregate principal amount of its 1.000% Senior Notes due 2025 (the “2025 Notes”), $700,000,000 aggregate principal amount of its 1.400% Senior Notes due 2027 (the “2027 Notes”) and $1,000,000,000 aggregate principal amount of its 1.750% Senior Notes due 2031 (the “2031 Notes” and, together with the 2022 Notes, the 2025 Notes and the 2027 Notes, the “Securities”) having the terms set forth in Schedule 2 hereto. The Securities will be issued pursuant to the Indenture dated as of November 26, 2018 (the “Indenture”) by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein or incorporated by reference herein and subject to the conditions set forth herein or incorporated by reference herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of the Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.563% of the principal amount of the 2022 Notes, 99.268% of the principal amount of the 2025 Notes, 99.235% of the principal amount of the 2027 Notes and 99.189% of the principal amount of the 2031 Notes, in each case, plus accrued interest, if any, from September 1, 2020 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein. For purposes of this Agreement, “Time of Sale” means 4:40 P.M. (New York time) on the date hereof.

The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus. Schedule 3 hereto sets forth the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell the Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell the Securities purchased by it to or through any Underwriter.

Payment for and delivery of the Securities shall be made at the offices of Jones Day, 1420 Peachtree Street, Atlanta, Georgia 30309, at 10:00 A.M., New York City time, on September 1, 2020 (the “Closing Date”), or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing.

Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing each of the 2022 Notes, the 2025 Notes, the 2027 Notes and the 2031 Notes (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Notes will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

The Company and the Representatives acknowledge and agree that the only information relating to the Underwriters that has been furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information consists of the following: the information and statements set forth in the third paragraph, the third sentence of the seventh paragraph, the tenth, eleventh, and twelfth paragraphs, in each case of the text under the caption “Underwriting” in the Prospectus Supplement.

All provisions contained in the document entitled Roper Technologies, Inc. Debt Securities Underwriting Agreement Standard Provisions (the “Underwriting Agreement Standard Provisions”) are incorporated by reference herein in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in the Underwriting Agreement Standard Provisions is otherwise defined herein, the definition set forth herein shall control and that if any provisions are supplemented or modified herein, such supplement and modification set forth herein shall supersede.

Further, the Company and the Representatives acknowledge and agree that for the offering of the Securities described herein, a new Section 6(l) shall be added to the Underwriting Agreement Standard Provisions and shall provide as follows:

“(l) Officer’s Certificate of Chief Financial Officer of Vertafore, Inc. The Representatives shall have received on and as of the date hereof, a certificate of the Chief Financial Officer of Vertafore, Inc. (“Vertafore”) in his capacity as such, who is responsible for financial and accounting matters for Vertafore, confirming that the amounts disclosed in the fourth paragraph under “Summary—Recent Developments—Vertafore Acquisition” in the Company’s preliminary prospectus dated August 17, 2020 (the “Vertafore Financial Information”) (i) are derived from Vertafore’s financial statements and (ii) nothing has come to his attention that has caused him to believe that the Vertafore Financial Information is not accurate in all material respects.”

This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

[Signature page follows]

Very truly yours,

ROPER TECHNOLOGIES, INC.

By:	/s/ John Stipancich
John Stipancich
Executive Vice President, General Counsel and Corporate Secretary

[Signature Page to Underwriting Agreement]

Accepted: August 18, 2020

For themselves and on behalf of the several Underwriters listed in Schedule I hereto

BofA Securities, Inc.

By	/s/ Laurie Campbell

Name: Laurie Campbell
Title: Managing Director

J.P. Morgan Securities LLC

By	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Executive Director

Wells Fargo Securities, LLC

By	/s/ Carolyn Hurley

Name: Carolyn Hurley
Title: Director

[Signature Page to Underwriting Agreement]

Schedule 1

Securities

Underwriter	Principal Amount of 2022	Principal Amount of 2025	Principal Amount of 2027	PrincipalAmount of 2031
	Notes To Be Purchased	Notes To Be Purchased	Notes To Be Purchased	Notes To Be Purchased
BofA Securities, Inc.	$55,500,000	$129,500,000	$129,500,000	$185,000,000
J.P. Morgan Securities LLC	$55,500,000	$129,500,000	$129,500,000	$185,000,000
Wells Fargo Securities, LLC	$55,500,000	$129,500,000	$129,500,000	$185,000,000
Mizuho Securities USA LLC	$22,500,000	$52,500,000	$52,500,000	$75,000,000
MUFG Securities Americas Inc.	$22,500,000	$52,500,000	$52,500,000	$75,000,000
PNC Capital Markets LLC	$22,500,000	$52,500,000	$52,500,000	$75,000,000
TD Securities (USA) LLC	$22,500,000	$52,500,000	$52,500,000	$75,000,000
Truist Securities, Inc.	$22,500,000	$52,500,000	$52,500,000	$75,000,000
U.S. Bancorp Investments, Inc.	$12,000,000	$28,000,000	$28,000,000	$40,000,000
BNP Paribas Securities Corp.	$4,500,000	$10,500,000	$10,500,000	$15,000,000
RBC Capital Markets, LLC	$4,500,000	$10,500,000	$10,500,000	$15,000,000
Total	$300,000,000	$700,000,000	$700,000,000	$1,000,000,000

Schedule 2

Certain Terms of the Securities:

Issuer	Roper Technologies, Inc. (the “Company”)

Securities Offered	$300,000,000 aggregate principal amount of 0.450% Senior Notes due 2022 (the “2022 Notes”); $700,000,000 aggregate principal amount of 1.000% Senior Notes due 2025 (the “2025 Notes”); $700,000,000 aggregate principal amount of the 1.400% Senior Notes due 2027 (the “2027 Notes”); and $1,000,000,000 aggregate principal amount of 1.750% Senior Notes due 2031 (the “2031 Notes” and, together with the 2022 Notes, the 2025 Notes and the 2027 Notes, the “Securities”)

Maturity Date	August 15, 2022 for the 2022 Notes
September 15, 2025 for the 2025 Notes
September 15, 2027 for the 2027 Notes
February 15, 2031 for the 2031 Notes

Interest Rate	0.450% for the 2022 Notes
1.000% for the 2025 Notes
1.400% for the 2027 Notes
1.750% for the 2031 Notes

Interest Payment Dates	Each February 15 and August 15, beginning on February 15, 2021 for the 2022 and 2031 Notes; each March 15 and September 15, beginning on March 15, 2021 for the 2025 Notes and 2027 Notes

Special Mandatory Redemption	If the closing of the Vertafore acquisition described in the preliminary prospectus supplement has not occurred on or prior to the earlier of (i) February 12, 2021 and (ii) the date the Vertafore purchase agreement is terminated in accordance with its terms, the Company will be required to redeem all outstanding Securities at a redemption price equal to 101% of the aggregate principal amount plus accrued and unpaid interest on the Securities to, but not including, the special mandatory redemption date.

Optional Redemption	The Securities will be redeemable at the Company’s option, in whole or in part, at any time or from time to time prior to the maturity of the 2022 Notes for the 2022 Notes; at any time or from time to time prior to August 15, 2025 (one month prior to the maturity date) in the case of 2025 Notes; at any time or from time to time prior to July 15, 2027 (two months prior to the maturity date) in the case of 2027 Notes; or at any time or from time to time prior to November 15, 2030 (three months prior to the maturity date) in the case of the 2031 Notes, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (assuming for this purpose that the 2025 Notes matured on August

15, 2025, the 2027 Notes matured on July 15, 2027, and the 2031 Notes matured on November 15, 2030) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30- day months), at a rate equal to the sum of the applicable Treasury Rate plus 10 basis points in the case of the 2022 Notes; 15 basis points in the case of the 2025 Notes; 15 basis points in the case of the 2027 Notes; and 20 basis points in the case of the 2031 Notes plus, in each case, accrued and unpaid interest thereon to the redemption date.

At any time on or after August 15, 2025 (one month prior to the maturity date) in the case of the 2025 Notes; on or after July 15, 2027 (two months prior to the maturity date) in the case of the 2027 Notes; or on or after November 15, 2030 (three months prior to the maturity date) in the case of the 2031 Notes, the Company may redeem the Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities, plus accrued and unpaid interest thereon to the date of redemption.

Ranking	The Securities will be the unsecured senior obligations of the Company and will:

• rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness;

• rank equally in right of payment with all of the Company’s existing and future unsecured senior indebtedness;

• be effectively subordinated in right of payment to all of the Company’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

• be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of the Company’s subsidiaries.

Repurchase upon a change of control	Upon the occurrence of a Change of Control Triggering Event (as defined in the preliminary prospectus supplement, dated August 18, 2020, relating to the Securities), the Company will be required to make an offer to purchase the Securities at a price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase.

Addresses for Notices:

Roper Technologies, Inc.

6901 Professional Parkway East

Suite 200

Sarasota, Florida 34240

Attention: General Counsel and/or Controller

Representatives:

BofA Securities, Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

listed in Schedule 1 hereto

c/o BofA Securities, Inc.

1540 Broadway

NY 8-540-26-02

New York, New York 10036

Attention: High Grade Transaction Management/Legal

Fax No: 212-901-7881

and

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk- 3rd Floor

Telephone No: 212-834-4533

and

c/o Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Attention: Transaction Management

Fax No: 704-410-0326

Schedule 3

Time of Sale Information

Preliminary Prospectus Supplement dated August 18, 2020

The term sheet attached to this Agreement as Schedule 4, as filed on August 18, 2020 as a free writing prospectus pursuant to Rule 433 under the Securities Act of 1933, as amended.

Schedule 4 Filed pursuant to Rule 433

Registration No. 333-228532

Issuer Free Writing Prospectus dated August 18, 2020

Relating to Preliminary Prospectus Supplement dated August 18, 2020

ROPER TECHNOLOGIES, INC.

PRICING TERM SHEET

August 18, 2020

Issuer:	Roper Technologies, Inc.

Trade Date:	August 18, 2020

Settlement Date (T+10)*:	September 1, 2020

Expected Ratings (Moody’s/S&P)**:	[Intentionally Omitted]

Senior Notes due 2022

Securities:	Senior Notes due 2022 (the “2022 Notes”)

Principal Amount:	$300,000,000

Maturity Date:	August 15, 2022

Benchmark Treasury:	UST 0.125% due July 31, 2022

Benchmark Treasury Price and Yield:	99-30 3⁄4 / 0.145%

Spread to Benchmark Treasury:	T + 35 basis points

Yield to Maturity:	0.495%

Price to Public:	99.913% of the principal amount

Coupon:	0.450%

Interest Payment Dates:	February 15 and August 15, beginning February 15, 2021

Special Mandatory Redemption:	If the closing of the Vertafore acquisition described in the preliminary prospectus supplement has not occurred on or prior to the earlier of (i) February 12, 2021 and (ii) the date the Vertafore purchase agreement is terminated in accordance with its terms, the Company will be required to redeem all outstanding 2022 Notes at a redemption price equal to 101% of the aggregate principal amount plus accrued and unpaid interest on the 2022 Notes to, but not including, the special mandatory redemption date.

Optional Redemption:	At any time prior to August 15, 2022, at Treasury plus 10 basis points, plus accrued interest to but excluding the redemption date.

CUSIP# / ISIN#:	776743 AK2 / US776743AK29

Joint Book-Running Managers:	BofA Securities, Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC

Passive Book-Running Managers:	PNC Capital Markets LLC TD Securities (USA) LLC

Co-Managers:	Mizuho Securities USA LLC MUFG Securities Americas Inc. Truist Securities, Inc. U.S. Bancorp Investments, Inc. BNP Paribas Securities Corp. RBC Capital Markets, LLC

Senior Notes due 2025

Securities:	Senior Notes due 2025 (the “2025 Notes”)

Principal Amount:	$700,000,000

Maturity Date:	September 15, 2025

Benchmark Treasury:	UST 0.250% due July 31, 2025

Benchmark Treasury Price and Yield:	99-27 3⁄4 / 0.277%

Spread to Benchmark Treasury:	T + 75 basis points

Yield to Maturity:	1.027%

Price to Public:	99.868% of the principal amount

Coupon:	1.000%

Interest Payment Dates:	March 15 and September 15, beginning March 15, 2021

Special Mandatory Redemption:	If the closing of the Vertafore acquisition described in the preliminary prospectus supplement has not occurred on or prior to the earlier of (i) February 12, 2021 and (ii) the date the Vertafore purchase agreement is terminated in accordance with its terms, the Company will be required to redeem all outstanding 2025 Notes at a redemption price equal to 101% of the aggregate principal amount plus accrued and unpaid interest on the 2025 Notes to, but not including, the special mandatory redemption date.

Optional Redemption:	At any time prior to August 15, 2025, at Treasury plus 15 basis points; at any time on or after August 15, 2025, at par; plus, in each case, accrued interest to but excluding the redemption date.

CUSIP# / ISIN#:	776743 AM8 / US776743AM84

Joint Book-Running Managers:	BofA Securities, Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC

Passive Book-Running Managers:	Mizuho Securities USA LLC MUFG Securities Americas Inc. Truist Securities, Inc.

Co-Managers:	PNC Capital Markets LLC TD Securities (USA) LLC U.S. Bancorp Investments, Inc. BNP Paribas Securities Corp. RBC Capital Markets, LLC

Senior Notes due 2027

Securities:	Senior Notes due 2027 (the “2027 Notes”)

Principal Amount:	$700,000,000

Maturity Date:	September 15, 2027

Benchmark Treasury:	UST 0.375% due July 31, 2027

Benchmark Treasury Price and Yield:	99-11 / 0.471%

Spread to Benchmark Treasury:	T + 95 basis points

Yield to Maturity:	1.421%

Price to Public:	99.860% of the principal amount

Coupon:	1.400%

Interest Payment Dates:	March 15 and September 15, beginning March 15, 2021

Special Mandatory Redemption:	If the closing of the Vertafore acquisition described in the preliminary prospectus supplement has not occurred on or prior to the earlier of (i) February 12, 2021 and (ii) the date the Vertafore purchase agreement is terminated in accordance with its terms, the Company will be required to redeem all outstanding 2027 Notes at a redemption price equal to 101% of the aggregate principal amount plus accrued and unpaid interest on the 2027 Notes to, but not including, the special mandatory redemption date.

Optional Redemption:	At any time prior to July 15, 2027, at Treasury plus 15 basis points; at any time on or after July 15, 2027 at par; plus, in each case, accrued interest to but excluding the redemption date.

CUSIP# / ISIN#:	776743 AN6 /US776743AN67

Joint Book-Running Managers:	BofA Securities, Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC

Passive Book-Running Managers:	Mizuho Securities USA LLC MUFG Securities Americas Inc. Truist Securities, Inc.

Co-Managers:	PNC Capital Markets LLC TD Securities (USA) LLC U.S. Bancorp Investments, Inc. BNP Paribas Securities Corp. RBC Capital Markets, LLC

Senior Notes due 2031

Securities:	Senior Notes due 2031 (the “2031 Notes”)

Principal Amount:	$1,000,000,000

Maturity Date:	February 15, 2031

Benchmark Treasury:	UST 0.625% due August 15, 2030

Benchmark Treasury Price and Yield:	99-19 / 0.667%

Spread to Benchmark Treasury:	T + 110 basis points

Yield to Maturity:	1.767%

Price to Public:	99.839% of the principal amount

Coupon:	1.750%

Interest Payment Dates:	February 15 and August 15, beginning February 15, 2021

Special Mandatory Redemption:	If the closing of the Vertafore acquisition described in the preliminary prospectus supplement has not occurred on or prior to the earlier of (i) February 12, 2021 and (ii) the date the Vertafore purchase agreement is terminated in accordance with its terms, the Company will be required to redeem all outstanding 2031 Notes at a redemption price equal to 101% of the aggregate principal amount plus accrued and unpaid interest on the 2031 Notes to, but not including, the special mandatory redemption date.

Optional Redemption:	At any time prior to November 15, 2030, at Treasury plus 20 basis points; at any time on or after November 15, 2030, at par; plus, in each case, accrued interest to but excluding the redemption date.

CUSIP# / ISIN#:	776743 AL0 / US776743AL02

Joint Book-Running Managers:	BofA Securities, Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC

Passive Book-Running Managers:	PNC Capital Markets LLC TD Securities (USA) LLC

Co-Managers:	Mizuho Securities USA LLC MUFG Securities Americas Inc. Truist Securities, Inc. U.S. Bancorp Investments, Inc. BNP Paribas Securities Corp. RBC Capital Markets, LLC

*We expect that delivery of the notes will be made against payment therefor on or about the settlement date specified above, which will be the tenth business day following the date of this term sheet. Under Rule 15c6-1 of the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the following seven business days will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of this term sheet or on the following seven business days should consult their own advisor.

**A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by calling or emailing BofA Securities, Inc. at 1-800-294-1322 or dg.prospectus_requests@bofa.com, J.P. Morgan Securities LLC collect at 1-212-834-4533, or Wells Fargo Securities, LLC at 1-800-645-3751.

ROPER TECHNOLOGIES, INC.

Debt Securities

Underwriting Agreement Standard Provisions

From time to time, Roper Technologies, Inc., a Delaware corporation (the “Company”), may enter into one or more underwriting agreements in the form of Annex A hereto that incorporate by reference these Standard Provisions (collectively with these Standard Provisions, an “Underwriting Agreement”) that provide for the sale of the securities designated in such Underwriting Agreement (the “Securities”) to the several Underwriters named therein (the “Underwriters”), for whom the Underwriter(s) named therein shall act as representative (the “Representative”). The Underwriting Agreement, including these Standard Provisions, is sometimes referred to herein as this “Agreement”. The Securities will be issued pursuant to an Indenture dated as of November 26, 2018 (the “Indenture”) by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3, including a prospectus (the “Basic Prospectus”), relating to the debt securities to be issued from time to time by the Company. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”). The registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A or 430B under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities and the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Securities together with the Basic Prospectus. References herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, Time of Sale Information (as defined below) or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and     include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) which are deemed to be incorporated by reference therein. For purposes of this Agreement, the term “Effective Time” means the later of (i) the effective date of the Registration Statement with respect to the offering of Securities or (ii) if the Registration Statement has been amended, the effective date of the most recent post-effective amendment, in each case as determined for the Company pursuant to Section 11 of the Securities Act and Item 512 of Regulation S-K, as applicable.

At or prior to the time when sales of the Securities are first made (the “Time of Sale”), the Company will prepare certain information (collectively, and together with the Preliminary Prospectus, the “Time of Sale Information”) which information will be identified in Schedule 3 to the Underwriting Agreement for such offering of Securities.

2. Purchase of the Securities by the Underwriters.

(a) The Company agrees to issue and sell the Securities to the several Underwriters named in the Underwriting Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 to the Underwriting Agreement at the purchase price set forth in the Underwriting Agreement.

(b) Payment for and delivery of the Securities will be made at the time and place set forth in the Underwriting Agreement. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(c) The Company acknowledges and agrees that the Underwriters named in the Underwriting Agreement are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to any offering of Securities contemplated hereby and thereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby. Neither the Representative nor any other Underwriter owes the Company any other duty or obligation, or has any responsibility or liability to the Company with respect thereto other than those set forth in this Agreement.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the Effective Time, the Registration Statement and as of its date, the Prospectus complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and the Registration Statement did not contain and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions in the Registration Statement and the Prospectus and any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(b) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

(c) Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information. No statement of material fact in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(d) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not used, prepared, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule 3 to the Underwriting Agreement as constituting the Time of Sale Information and (v) any electronic road show or other written communications approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (if required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus presents fairly the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Change. There has not (i) been any change in the long-term debt of the Company or any of its subsidiaries other than as set forth in or contemplated by the Time of Sale Information or (ii) occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the business or results of operations of the Company and its subsidiaries, taken as a whole, since the date of the most recent financial statements in the Registration Statement, the Time of Sale Information and the Prospectus.

(h) Organization and Good Standing. The Company and each of its significant subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the business or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Securities (a “Material Adverse Effect”).

(i) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of each significant subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(j) Due Authorization. The Company has full right and corporate power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(k) The Indenture. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and the Indenture has been duly qualified under the Trust Indenture Act.

(l) The Securities. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m) Underwriting Agreement. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(n) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(o) No Violation or Default. Neither the Company nor any of its significant subsidiaries is in violation of its charter or by-laws or similar organizational documents. Neither the Company nor any of its subsidiaries is (i) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (ii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (ii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(p) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its significant subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as have been obtained under the Securities Act and the Trust Indenture Act and (ii) as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(r) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and, to the best knowledge of the Company, no such investigations, actions, suits or proceedings have been threatened.

(s) Independent Accountants. PricewaterhouseCoopers LLP, which has audited certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except for such failures to own or possess as would not have a Material Adverse Effect; and the conduct of their respective businesses will not violate valid and enforceable rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others except, in each case, as would not materially impair the business.

(u) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same or to obtain would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has received notice that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or failure to obtain renewal would not, individually or in the aggregate, materially impair the business.

(v) Compliance with Environmental Laws. (i) The Company and its subsidiaries (x) are, and in the past ten years have been, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no material costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive or comply with required permits, licenses, certificates or other authorizations or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in each of the Time of Sale Information and the Prospectus, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party for which the Company reasonably believes monetary sanctions of $100,000 or more will be imposed and (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that, in each case, could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, taken as a whole.

(w) Compliance with ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for such failures to comply as would not have a Material Adverse Effect.

(x) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(y) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective based on the criteria established in “Internal Control — Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission, and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(z) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.K. Bribery Act 2010 (the “UKBA”), or other similar law or regulation applicable to the Company (collectively with the FCPA and UKBA, the “Anti-Corruption Laws”); or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company has instituted and maintains policies and procedures intended to ensure compliance by the Company and its subsidiaries with Anti-Corruption Laws. The Company and its subsidiaries will not directly or indirectly use the proceeds of the offering of the Securities hereunder in violation of Anti-Corruption Laws.

(aa) Cybersecurity. (i)(x) There has been no material security breach or incident involving unauthorized access or disclosure of any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) that could reasonably be expected to give rise to a data breach notification obligation to affected individuals under applicable data breach notification law or that could reasonably be expected to require disclosure or a notification thereof to the Commission or other applicable regulatory authority (a “Security Breach”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any Security Breach to their IT Systems and Data; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology reasonably consistent with industry standards and practices.

(bb) Compliance with Money Laundering Laws. (i) To the knowledge of the Company, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and (ii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(cc) Compliance with Sanctions. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is (i) the subject or target of any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the European Union, the United Nations, or Her Majesty’s Treasury (“Sanctions”) or (ii) located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (x) for the purpose of financing the activities of any person that is the subject or target of Sanctions or in or with any country or territory that is the subject of Sanctions or (y) in any other manner that would result in a violation by any person (including any person participating in the transaction) of Sanctions. The Company has instituted and maintains policies and procedures intended to ensure compliance by the Company and its subsidiaries with applicable Sanctions.

(dd) No Stabilization. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ee) Investment Company Act. Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus none of them will be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(ff) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(gg) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof or have requested extensions thereof (except where the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect).

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Filings with the Commission. The Company will (i) pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date and (ii) file the Prospectus in a form approved by the Underwriters with the Commission pursuant to Rule 424 under the Securities Act not later than the close of business on the second business day following the date of determination of the public offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A or 430B under the Securities Act. The Company will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act.

(b) Delivery of Copies. The Company will deliver, without charge, to each Underwriter during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and the Time of Sale Information as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements. During the Prospectus Delivery Period, the Company will, before amending or supplementing the Registration Statement, the Time of Sale Information or the Prospectus, furnish to the Representative and counsel for the Underwriters a copy of each such proposed amendment or supplement and will not file any such proposed amendment or supplement to which the Representative reasonably objects unless, in the Company’s good faith judgment, the Company is required by law or regulation to make such filing.

(d) Notice to the Representative. During the Prospectus Delivery Period, the Company will advise the Representative reasonably promptly, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use its commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will notify the Underwriters thereof as promptly as practicable and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will notify the Underwriters thereof as promptly as practicable and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Time of Sale Information will comply with law.

(f) Blue Sky Compliance. The Company will use reasonable efforts to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year (other than the Securities).

(i) DTC. The Company will assist the Representative in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(k) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) any Issuer Free Writing Prospectus identified on Schedule 3 to the Underwriting Agreement as forming part of the Time of Sale Information or prepared pursuant to Section 3(d) or Section 4(c) above, (ii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing or (iii) any free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433. Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Schedule 4 to the Underwriting Agreement without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of a President, the Chief Executive Officer, Chief Financial Officer, Treasurer or any executive officer of the Company, in his or her capacity as such, who has specific knowledge of the Company’s financial matters and is satisfactory to the Representative (i) confirming that the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (ii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion of Counsel for the Company. Jones Day, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, which shall include a 10b-5 Statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex B* hereto. Internal counsel of the Company shall have furnished to the Representative his written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex C* hereto.

(h) Opinion of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion of counsel for the Underwriters with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(j) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its significant subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

[* Certain annexes have been omitted from this Exhibit 1.1, and Roper Technologies, Inc. will furnish the omitted annexes to the Securities and Exchange Commission upon request.]

(k) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the information identified in the Underwriting Agreement as being provided by the Underwriters.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (i) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person, (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange, the Nasdaq National Market or the over the counter market; (ii) trading of any securities issued by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

9. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in     this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus, the Time of Sale Information or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus and the Time of Sale Information that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 to the Underwriting Agreement that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10. U.S. Special Resolution Regime.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 10:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may reasonably request and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of any offering by, the Financial Industry Regulatory Authority; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonable and documented out-of-pocket accountable expenses (including the fees and disbursements of their counsel) actually incurred by such Underwriters in connection with this Agreement or the offering of the Securities contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (i) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (ii) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (iii) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (iv) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Miscellaneous.

(a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative at the address set forth in Schedule 2 to the Underwriting Agreement. Notices to the Company shall be given to it at 6901 Professional Parkway East, Suite 200, Sarasota, Florida 34240 (fax: (770-495-5150)); Attention: General Counsel, or if different, to the address set forth in the Underwriting Agreement.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Annex A

Underwriting Agreement

[•]         , 20[•]

[Name(s) of Representative(s)]

As Representative(s) of the several Underwriters listed in Schedule 1 hereto c/o [Name(s) and Address(es) of Representative(s)]

Ladies and Gentlemen:

Roper Technologies, Inc. a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative(s) (the “Representative(s)”), $[•] aggregate principal amount of its Notes due 20[•] (the “Securities”) having the terms set forth in Schedule 2 hereto. The Securities will be issued pursuant to the Indenture dated as of November 26, 2018 (the “Indenture”) by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein or incorporated by reference herein and subject to the conditions set forth herein or incorporated by reference herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to [•]% of the principal amount of the Securities, plus accrued interest, if any, from [•], 20[•] to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative(s) is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus. Schedule 3 hereto sets forth the Time of Sale Information, [including certain information provided by the underwriters orally to purchasers]. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

Payment for and delivery of the Securities shall be made at the offices of Jones Day, 1420 Peachtree Street, Atlanta, Georgia 30309 at 10:00 A.M., New York City time, on [•], 20[•], or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative(s) and the Company may agree upon in writing.

Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative(s) against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Notes will be made available for inspection by the Representative(s) not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

The Company and the Underwriters acknowledge and agree that the only information relating to any Underwriter that has been furnished to the Company in writing by any Underwriter through the Representative(s) expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto) any Issuer Free Writing Prospectus or any Time of Sale Information consists of the following: [insert references to appropriate paragraphs] [and the following information in the Issuer Free Writing Prospectus dated [•], 20[•]; [insert description of information provided by Underwriters]].

All provisions contained in the document entitled Roper Technologies, Inc. Debt Securities Underwriting Agreement Standard Provisions (“Underwriting Agreement Standard Provisions”) are incorporated by reference herein in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such Underwriting Agreement Standard Provisions is otherwise defined herein, the definition set forth herein shall control.

This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,
ROPER TECHNOLOGIES, INC.

By:
Name:
Title:

Accepted: [•], 20[•]

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

[NAME(S) OF REPRESENTATIVE(S)]

By
Name:
Title:

Schedule 1

Securities

Notes due 20[•]

Underwriter	Principal Amount of Securities To Be Purchased
	$	[	•]
	$	[	•]
	$	[	•]
Total	$	[	•]

Schedule 2

Addresses for Notices:

Roper Technologies, Inc.

6901 Professional Parkway East

Suite 200

Sarasota, Florida 34240

Attention: General Counsel and/or Treasurer

Representative(s):

Representative(s) and Address(es)

Certain Terms of the Securities:

Issuer	Roper Technologies, Inc.

Securities Offered	$[•] principal amount of % Notes due 20[•]

Maturity Date	[•], 20[•] for the 20[•] Notes

Interest Rate	[•]% for the 20[•] Notes

Interest Payment Dates	Each , , and , beginning on , 20[•]

Ranking	Senior

Governing Law	New York

Schedule 3

(a) Time of Sale Information

[Preliminary Prospectus dated [•]]

[list each Issuer Free Writing Prospectus to be included in the Time of Sale Information] The term sheets attached to the Underwriting Agreement as Schedule 4.

[(b) Pricing Information Provided Orally by Underwriters]

[set out key information included in script that will be used by underwriters to confirm sales]

Schedule 4

ROPER TECHNOLOGIES, INC.

Pricing Term Sheet for Notes due 20[•]

Issuer:

Principal Amount:

Maturity:

Coupon:

Price to Public:

[Proceeds (Before Expenses) to Issuer]:

[Use of Proceeds]:

Interest Payment and Reset Dates:

Day Count Convention:

[Redemption Provisions]:

[Benchmark Treasury]:

[Benchmark Treasury Price and Yield]:

Trade Date:

Settlement Date:

Denominations Ratings:

Underwriters:

[Add/update/conform for additional series of notes.]

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by calling 1-8[•] [•] or by calling Investor Relations [•].

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.